GARDNER DENVER HOLDINGS, INC.
222 EAST ERIE STREET
SUITE 500
MILWAUKEE, WI 53202

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GDI2020SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E88085-S96819

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GARDNER DENVER HOLDINGS, INC.

The Board of Directors recommends you vote FOR Proposal 1:

	For	Against	Abstain
1. To approve the issuance of Gardner Denver common stock pursuant to the Agreement and Plan of Merger, dated as of April 30, 2019, by and among Ingersoll-Rand plc, Ingersoll-Rand U.S. HoldCo, Inc. ("Ingersoll Rand Industrial"), Gardner Denver Holdings, Inc. ("Gardner Denver"), and Charm Merger Sub Inc. ("Merger Sub"), pursuant to which, Merger Sub will merge with and into Ingersoll Rand Industrial (the "merger").	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2:

	For	Against	Abstain
2. To amend and restate the Gardner Denver Holdings, Inc. 2017 Omnibus Incentive Plan (the "2017 Equity Plan") to increase the number of shares of Gardner Denver common stock issuable under the 2017 Equity Plan by 11,000,000 shares, rename the 2017 Equity Plan as the "Ingersoll Rand, Inc. 2017 Omnibus Incentive Plan" and change all references to Gardner Denver in the 2017 Equity Plan to Ingersoll Rand, in each case effective upon the closing of the merger and, in the case of renaming the plan and changing references to Gardner Denver, subject to Gardner Denver changing its name at the closing of the merger.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The Board of Directors recommends you vote FOR Proposal 3:

	For	Against	Abstain
3. To approve the adjournment or postponement of the special meeting to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve Proposal 1.	☐	☐	☐

In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN OR, IF NO SUCH DIRECTION IS MADE, WILL BE VOTED WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

E88086-S96819

GARDNER DENVER HOLDINGS, INC.
Special Meeting of Stockholders
February 21, 2020 10:00 a.m. CST
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Andrew Schiesl and Emily A. Weaver, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of GARDNER DENVER HOLDINGS, INC. held of record by the undersigned at the close of business on January 2, 2020 that the undersigned is/are entitled to vote if personally present at the Special Meeting of Stockholders and further authorize(s) such proxies to vote such shares in their discretion upon such other business as may properly come before the Special Meeting of Stockholders and any adjournment or postponement thereof. The undersigned hereby acknowledge(s) receipt of the Proxy Statement and Notice of the Special Meeting. The undersigned hereby revoke(s) all proxies heretofore given by the undersigned to vote at the Special Meeting of Stockholders and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side